Exhibit 99.4
AMENDMENT TO BUYBACK AGREEMENT
AND ASSUMPTION AGREEMENT
     This AMENDMENT TO BUYBACK AGREEMENT AND ASSUMPTION AGREEMENT (this “Amendment”), dated as of April 8, 2010, is made by and among Navios Maritime Acquisition Corporation, a Marshall Islands corporation (“Navios Acquisition”), Amadeus Maritime S.A., a Panama corporation (“Amadeus”), J.P. Morgan Securities Inc. (“JPMorgan”), Deutsche Bank Securities Inc. (“Deutsche Bank”, and together with Navios Acquisition, Amadeus and JPMorgan, the “Original Parties”) and Navios Maritime Holdings Inc., a Marshall Islands corporation (“Navios Maritime”), and amends the Buyback Agreement (the “Agreement”) entered into among the Original Parties on June 25, 2008. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings given them in the Agreement.
WITNESSETH:
     WHEREAS, the Agreement provides that the terms thereof may be amended only pursuant to a written instrument executed by the Original Parties; and
     WHEREAS, the Parties desire to amend the Agreement and have Navios Maritime assume the obligations of Amadeus under the Agreement;
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
     1. Assumption of Obligations. Navios Maritime hereby agrees, to assume, perform, fulfill, pay, discharge when due and satisfy all of the obligations of Amadeus under the Agreement, and to be bound by the Agreement as if it were Amadeus, until the completion of the obligations set forth in such Agreement.
     2. Amendment. The Agreement is hereby amended by deleting the second paragraph in its entirety and replacing it with the following paragraph:
     “Navios Maritime agrees to purchase, either in open market purchases or privately negotiated transactions, up to $45,000,000 of shares of Common Stock (the “Aftermarket Shares”) during the period commencing two business days after the Company files a preliminary proxy statement relating to its Business Combination (as defined in the Company’s Amended and Restated Articles of Incorporation in effect on the date hereof (the “Articles of Incorporation”)) and ending on the date for the shareholder meeting at which such Business Combination is to be approved.”
     3. Full Force and Effect. Except as modified by this Amendment, all other terms and conditions in the Agreement shall remain in full force and effect.
     4. Effect. Unless the context otherwise requires, the Agreement, as amended, and this Amendment shall be read together and shall have effect as if the provisions of the Agreement, as amended, and this Amendment were contained in one agreement. After the effective date of this Amendment, all references in the Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder” or words of like import referring to the Agreement shall mean the Agreement, as amended, as further modified by this Amendment.

     5. Counterparts. This Amendment may be executed in separate counterparts, all of which taken together shall constitute a single instrument.
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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the day and year first above written.

ACCEPTED AND AGREED:

NAVIOS MARITIME HOLDINGS INC.

By:	/s/ Angeliki Frangou

Name:	Angeliki Frangou
Title:	Chief Executive Officer

ACCEPTED AND AGREED:

AMADEUS MARITIME S.A.

By:	/s/ Angeliki Frangou

Name:	Angeliki Frangou
Title:	Attorney-in-Fact

ACCEPTED AND AGREED:

NAVIOS MARITIME ACQUISITION CORPORATION

By:	/s/ Angeliki Frangou

Name:	Angeliki Frangou
Title:	Chief Executive Officer

ACCEPTED AND AGREED:

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Craig Feuhrer

Name:	Craig Feuhrer
Title:	Managing Director

ACCEPTED AND AGREED:

J.P. MORGAN SECURITIES INC.

By:	/s/ Nurten Goksu Yolac

Name:	Nurten Goksu Yolac
Title:	Executive Director
[Signature Page — Amendment to Buyback Agreement and Assumption Agreement]

ACCEPTED AND AGREED:
DEUTSCHE BANK SECURITIES INC.

By: Name:	/s/ Andrew Dubuque Andrew Dubuque
Title:	Director
[Signature Page — Amendment to Buyback Agreement and Assumption Agreement]